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                          CAREER EDUCATION CORPORATION.
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                (Name of Registrant as Specified in Its Charter)


                                 BOSTIC R STEVEN
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

The following is a letter that Steve Bostic issued to stockholders of Career Education Corporation on May 2, 2006:

                                  STEVE BOSTIC
                                 Wachovia Plaza
                                 P.O. Box 31046
                            Sea Island, Georgia 31561


                                                                     May 2, 2006

Dear Fellow Stockholder,

      Your vote at this year's annual meeting of stockholders is critical to the future of CEC. I am seeking your support for not only my slate of nominees, but for a mandate for necessary change in the management, policies and direction of the Company. Your vote can decide whether the failed leadership of John Larson and his management team is to continue, or whether CEC can be set on the path to real growth and the sustainable profitability it is capable of.

      Consider the Company's record under Larson's management:

      o     Probationary status imposed on American InterContinental University
            (AIU) by the Southern Association of Colleges and Schools (SACS);

      o Four ongoing inquiries or investigations by: the U.S. Department of Education; the U.S. Department of Justice; the Bureau of Consumer Protection of the Office of the Attorney General in PA; the Texas Higher Education Coordinating Board, and the New Jersey Department of Labor and Workforce Development;

      o     Litigation against the Company's California regulatory body;

      o     Ongoing lawsuits by stockholders, employees and former students; and

      o What we believe is the result of Larson's mismanagement - the loss of $3.4 billion in shareholder value.

      Consider the above and decide how much more of this record of failure you can afford. I own over a million shares of CEC, and I have had enough. I am asking for your vote to elect myself and my two nominees to the CEC Board. I believe that with sufficient support from the stockholders we will have a mandate for change that the other independent directors on the Board will not be able to ignore. As the former Chairman and CEO of AIU, the Company's flagship school, I believe that I have the experience and know-how to fix what is wrong with CEC. I have a plan and the will to execute it, but I need your vote. No matter how many shares you own, your vote is important. Your clear support for our slate will be the base upon which a new, revitalized CEC can grow.

                  --------------------------------------------

          PLEASE SHOW YOUR SUPPORT. SIGN, DATE AND RETURN THE ENCLOSED
                             BLUE PROXY CARD TODAY.

               LARSON, OGATA AND DOWDELL - HISTORY REPEATS ITSELF


The failure of management and oversight that threatens the future of CEC is only the culmination of a pattern of failed education companies that Jack Larson, Keith Ogata and Robert Dowdell have left in their wake.

Prior to forming CEC in 1994, Larson, from 1980 to 1993, served in senior executive positions with two large, but now defunct, national school companies - National Education Centers (Education Centers), a subsidiary of National Education Corporation (NEC) and Phillips Colleges, Inc. (Phillips). Ogata and Dowdell were fellow executives with Larson at Education Centers - Dowdell serving as President of Education Centers from 1984 to 1988 and Ogata serving as Chief Financial Officer, Treasurer and Vice President of NEC from 1987 to 1998 and as President of Education Centers from 1996 to 1998. During the tenure of Larson and Dowdell, in the late 1980s, Education Centers' schools began to develop excessive federal student loan default rates, which by the early 1990s impaired the access of many of the schools to federal student aid programs. During Ogata's tenure at NEC in the 1990s, NEC shut down its Education Centers business, closing 25 schools and selling off the rest by 1996. The closure and sale of schools resulted in a $70 million loss at NEC.

At Phillips, Larson held the position of Senior Vice President of College Operations from 1989 to 1993, which included oversight of all of Phillips' admissions and sales activities. By the late 1980s, Phillips had become the largest national operator of postsecondary institutions, owning close to 100 schools at its zenith. Phillips developed extensive regulatory and operational problems in the early 1990s and faced multi-million dollar liability assessments by the U.S. Department of Education (DOE) for improper administration of federal student aid programs, including unpaid refunds, lack of proper documentation, excessive cash drawdowns, high loan default rates and use of commissioned sales representatives in a "Onestop Shopping" sales program from 1987 to 1990 to improperly promote federal student loans. The Onestop Shopping sales program, which Phillips used in 1989 and 1990 after Larson took over admissions and sales at Phillips, eventually led to a DOE audit determination in early 1993 that the program violated federal regulations and required repayment of $155 million to federal lenders. This $155 million liability was later upheld in 1994 and 1995 by an administrative law judge, the Secretary of Education and the courts. Also during Larson's watch, in 1992 the DOE determined that Phillips was in such poor financial condition that it could not continue to participate in the federal student aid programs unless it posted a $5 million letter of credit. Larson left Phillips in 1993, but the regulatory problems which began under Larson's tenure ultimately led Phillips to close 43 schools and to sell off the rest.

It is not too late to prevent CEC from joining NEC and Phillips on the scrap-heap of failed education companies on Jack Larson's resume.

I have attached to this letter two charts chronicling in detail the time periods in which Larson, Ogata and Dowdell served with NEC and Larson served with Phillips, as well as school closings and other adverse developments during those time periods, together with sources for each item listed in the charts.

                WHO IS RESPONSIBLE FOR AIU'S PROBATIONARY STATUS?


CEC's management has made much of the fact that the SACS placed AIU "on sanction", in their words, for six months in 1997, while it was being operated by EduTrek, the company of which I was CEO. This is yet another attempt to distract you from the gravity of the problems that are facing CEC today. The fact is that of all of the measures that can be taken by SACS against an educational institution, there are five "negative actions" that are the most serious, and these include the extremely serious public sanction of Probation. SACS has confirmed to us in writing that during the time period that EduTrek operated SACS, there were no such negative actions taken by SACS against AIU. This is in stark contrast to what has occurred on Jack Larson's watch. SACS initially imposed the public sanction of Warning status on CEC. AIU is now on Probation and its accreditation is at risk. This is unprecedented in AIU's history and threatens its very existence, and it is Jack Larson's fault, not mine.

                             THE REAL "HEAVY LOSSES"
                                 ---

Jack Larson has also said that EduTrek suffered "heavy losses" during my time as its CEO and that in 1996, it reported a $5.5 million loss for nine months. Again, this is an attempt to distract your focus from the real "heavy losses", namely the loss of $3.4 BILLION in shareholder value under Jack Larson's management of CEC. In 1996, as CEC management acknowledges in its investor presentation, EduTrek was a start-up company. As a result, it had significant start-up expenses, in this case related to opening four new AIU campuses and establishing the AIU Online university - in other words, building what is now CEC's principal asset, accounting for more than 75% of its market value. Without AIU, CEC would resemble what Larson, Ogata and Dowdell built in the 1980s and 1990s - career colleges with a fraction of CEC's current market value. And now, under the leadership of Larson, Ogata and Dowdell, this valuable asset is in grave jeopardy.

                              RHETORIC VS. REALITY

The title of management's recent investor presentations has been "The Year of the Graduate". These materials state that "CEC prepares more than 100,000 students annually for career success in their chosen field". Elsewhere, they talk about CEC's "strong student outcomes" and strong graduation rate. But what is behind all of this rhetoric? In support of CEC's supposedly high graduation rate, management cites a Banc of America research report from October 2004 that shows graduation rates for 2001 through 2003. Why does management need to rely on a three-year old, secondhand estimate of graduation rates? We have repeatedly asked management to disclose both current graduation and drop-out rates. They have not done so. What are they trying to hide? Had management disclosed the conclusions in the most recent Banc of America research report on CEC, from February 21, 2006, they would have revealed "the company's first ever year/year decline in new student growth." The February 2006 report adds that the new-student decline "bodes poorly for the future". There is an endemic lack of transparency at CEC. Management is playing a game of smoke and mirrors - trying to conceal the ugly truth behind upbeat rhetoric.

In CEC's 2005 annual report, Jack Larson makes the following statements in his letter to stockholders: "CEC provides students with the skills they need to pursue rewarding careers in the fields that they love. Graduates enter their professions prepared not only for today but for a lifetime of success." Contrast Larson's words with the stark conclusions presented in The

Chronicle of Higher Education's January 13, 2006 article on CEC, entitled "Promises and Profits". The Chronicle undertook a three-month investigation into the recruiting practices at the Los Angeles branch of AIU. Here is what it found: "The sources painted a picture of a college devoted to enrolling students by any means necessary, but that did little for them once they were enrolled and their financial aid was collected. As a result, the sources said, hundreds of dissatisfied students dropped out each year, heavily in debt with student loans, but without the skills they needed to pursue careers in the fields in which they sought training. Even many of those who have graduated are unhappy. Despite the promises made in its advertisements, Career Education Corporation offered them little help in finding jobs.... The problems identified by The Chronicle do not appear to be isolated to the one campus." In fact, SACS has cited AIU for lack of "integrity of student academic records and accuracy in recruiting and admissions practices", among the 15 violations of SACS' Principles of Accreditation for which SACS has placed AIU on Probation.

I and my nominees share a commitment to the ethical renewal of CEC and the restoration of its reputation and standing in the educational community. We have a clear and practical plan we believe will get us to that goal. We believe that with a mandate from CEC stockholders, we will be able to work with the independent directors on the CEC Board to effectuate it. It is only your vote that will give us that mandate. We therefore urge you to SIGN, DATE and RETURN YOUR BLUE PROXY CARD TODAY.

Thank you for your support,


/s/ Steve Bostic
--------------------
Steve Bostic


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                                    IMPORTANT

   If your shares are held in your own name, please sign, date and return the enclosed BLUE proxy card today. If your shares are held in "Street-Name," only your broker or bank can vote your shares and only upon your specific instructions. Please return the enclosed BLUE proxy card to your broker or bank and contact the person responsible for your account to ensure that a BLUE proxy is voted on your behalf.

           Do not sign any White proxy card you may receive from CEC.

   If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the
                            solicitation of proxies:

                           INNISFREE M&A INCORPORATED

                            TOLL-FREE: (877) 750-9499

                 Banks and Brokers call collect: (212) 750-5833

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

                     EXPERIENCE AT NEC AND EDUCATION CENTERS
                     ---------------------------------------



------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
Yrs at NEC   Larson         Ogata                      Dowdell     Adverse Developments             Source
& Education
Centers
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1980-83      VP Mktg,                                                                               Forbes.com, MtkGuideIdPerson
             Admissions                                                                             Tearsheet
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1984-86      Same                                      President                                    Forbes.com
                                                       Education
                                                       Centers
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1987         Same           Fin. Officer & Treasurer   Same                                         Forbes.com
                            of NEC                                                                  NEC 10K FYE 12/31/04, p.13
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1988         Same           Same                       Same                                         Same
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1989         Same (left     VP, Treas. of NEC                      High student loan default        USDOE default records
             in March,                                             rates; 2 schools closed          USDOE closed schools website
             1989)
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1990                        Same                                   High default rates               USDOE default records
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1991                        VP, Treasurer and CFO of               Same; 1 school closed            USDOE closed schools website
                            NEC
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1992                        Same                                   Same; 2 schools closed           Same
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1993                        Same                                   $23.6 Million Est. Charge for    NEC 10K FYE 12/31/94, p.3
                                                                   closing 13 schools
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1994                        Same                                   Plan adopted to dispose of       NEC 10K FYE 12/31/94, pp 11-12
                                                                   Education Centers; $40 Million   & 22
                                                                   Charge; 10 schools closed        USDOE closed schools webpage
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1995                        Same                                   10 schools closed                USDOE closed schools webpage
                                                                   28 schools sold                  NEC FYE 12/31/95, p.12
                                                                                                    Newsroom, Educational marketer,
                                                                                                    7/17/95
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------
1996                        Same; President                        3 former NEC campus officials    OIG Semiannual Rpt to Congress
                            Education Centers                      plead guilty to Title IV fraud   for period 4/1/96 to 9/30/96
------------ -------------- -------------------------- ----------- -------------------------------- -------------------------------

                             EXPERIENCE AT PHILLIPS
                             ----------------------

---- ------------------- ------------------------------------------------------------------------- ---------------------------------
Year Larson              Adverse Developments at Phillips                                          Source Information
     Position
---- ------------------- ------------------------------------------------------------------------- ---------------------------------
1989 Senior VP                                                                                     Forbes.com
     College
     Operations
---- ------------------- ------------------------------------------------------------------------- ---------------------------------
1990 Same                *4 schools closed                                                         USDOE closed schools website
---- ------------------- ------------------------------------------------------------------------- ---------------------------------
1991 Same                *12 schools closed                                                        USDOE closed schools website
                         *DOE program review at Phillips headquarters finds high occurrence of     Phillips Colleges, Inc. v
                         late refunds of Title IV aid for dropped students                         Riley, 844 F. Supp. 808, 809
                                                                                                   (D.D.C. 1994), aff'd, 50F.3d
                                                                                                   1096 (D.C.Cir. 1995)
---- ------------------- ------------------------------------------------------------------------- ---------------------------------
1992 Same                *6 schools closed                                                         USDOE closed schools website
                         *4/29/92 DOE finding that Phillips failed to meet financial               Phillips Colleges, No. 94-27-ST
                         responsibility requirements for Title IV aid programs
                         *7/24/92 -  Phillips avoids termination by DOE from Title IV programs by agreement to post $5 Million letter of credit
---- ------------------- ------------------------------------------------------------------------- ---------------------------------
1993 Same (left          *7 schools closed                                                         Forbes.com
     in Jan, 1993)       *2/11/93 final audit determination that Phillips "OneStop Shopping"       Phillips Colleges, 93-48-SP
                         sales policy used from 1987-1990 violated DOE regulations " and           Phillips Colleges, No.
                         imposition of $155 Million liability to repay GSL Lenders                 94-27-ST; Phillips Colleges,
                         *8/26/93 DOE draw of $2.19 Million on Phillips letter of credit to pay    844 F. Supp. at 811.
                         delinquent Title IV refunds
---- ------------------- ------------------------------------------------------------------------- ---------------------------------
1994                     *2/28/94 ALJ ruling for repayment of $2.8 Million to GSL lenders          Phillips Colleges, 91-96-SA
                         *4/24/94 Secretary DOE ruling ordering Phillips to make $3.19 Million     Phillips Colleges, 92-64-SA
                         payment to replenish DOE letter of credit, in order to maintain Title     Phillips Colleges, 93-39-SP
                         IV eligibility for 40 campuses and 16,000 students,                       Phillips Colleges, 93-48-SP
                         *5/15/94 ALJ ruling to repay $110,356 of campus based Title IVaid due     Phillips Colleges, 93-58-SP
                         to lack of documentation                                                  Phillips Colleges, 94-4-SP
                         *8/23/04 ALJ ruling upholding $155 Million audit finding                  Phillips Colleges, 94-33-SP
                         *8/24/94 AJ ruling for Phillips to pay $586,700 as interest for excessive drawdowns of Title IV aid
                         *11/2/94 ALJ ruling for Phillips to repay $242,962 of fair share of campus based Title IV aid due to lack of documentation
                         *11/14/94 ALJ ruling for Phillips to repay $692,632 to GSL lenders and
                         $256,799 to DOE due to improper sales practices
                         *11/16/94 ALJ ruling to repay $102,952 of Title IV aid due to student ineligibility
---- ------------------- ------------------------------------------------------------------------- ---------------------------------
1995                     *9 schools closed                                                         USDOE closed schools webpage
---- ------------------- ------------------------------------------------------------------------- ---------------------------------
1996                     *5 schools closed; sale of 18 schools                                     USDOE closed schools webpage
                                                                                                   Chronicle of Higher Education ,
                                                                                                   11/15/96
---- ------------------- ------------------------------------------------------------------------- ---------------------------------